Contact: Dennis Gauger
BSD MEDICAL CORPORATION	Telephone: (801) 972-5555
2188 West 2200 South	Facsimile: (801) 972-5930
Salt Lake City, Utah 84119-1326	Email: investor@bsdmc.com
NASDAQ:BSDM

For Immediate Release

BSD Medical Announces First Quarter Fiscal 2012 Financial Results

SALT LAKE CITY, January 10, 2012—BSD Medical Corporation (NASDAQ:BSDM) (Company or BSD) (www.BSDMedical.com), a leading provider of medical systems that treat cancer and benign diseases using heat therapy, today reported financial results for its first fiscal quarter ended November 30, 2011, including:

•	Cash and cash equivalents of $15.7 million
•	No debt
•	Total stockholders’ equity of $19.7 million
•	Total revenues of $658,998, a 30% increase over total revenues of $506,985 for the first quarter of last fiscal year
•	Net loss of $1,687,405
•	Net cash used in operating activities of $1,378,264

“A significant portion of the increase in our revenues came from the successful implementation of a fee-per-use equipment rental program for our MicroThermX® Microwave Ablation System (“MicroThermX®”),” said Harold Wolcott, President of the Company.  “This rental program was designed to accelerate revenues from the MicroThermX® line of products, and the program has generated a revenue stream from sales of disposable SynchroWave antennas combined with highly profitable equipment rental fees.  We believe the fee-per-use rental program will produce successful results throughout the United States.  We continue to have a strong balance sheet, no debt, and believe we are sufficiently capitalized to continue the global rollout of our MicroThermX® line of products.”

About BSD Medical Corporation
BSD Medical Corporation develops, manufactures, markets and services systems to treat cancer and benign diseases using heat therapy delivered using focused radiofrequency (RF) and microwave energy.  BSD’s product lines include both hyperthermia and ablation treatment systems.  BSD’s hyperthermia cancer treatment systems, which have been in use for several years in the United States, Europe and Asia, are used to treat certain tumors with heat (hyperthermia) while increasing the effectiveness of other therapies such as radiation therapy.  BSD’s microwave ablation system has been developed as a stand-alone therapy to ablate and destroy soft tissue.  The Company has developed extensive intellectual property, multiple products in the market, and well established distribution in the United States, Europe and Asia.  Certain of the Company’s products have received regulatory approvals in the United States, Europe and China.  For further information visit BSD Medical's website at www.BSDMedical.com.

Contact: Dennis Gauger
BSD MEDICAL CORPORATION	Telephone: (801) 972-5555
2188 West 2200 South	Facsimile: (801) 972-5930
Salt Lake City, Utah 84119-1326	Email: investor@bsdmc.com
NASDAQ:BSDM

Forward-Looking Statements
Statements contained in this press release that are not historical facts, including statements relating to our MicroThermX® line of products, are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including the market demand for our MicroThermX® products and the regulatory requirements we face. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.

BSD MEDICAL CORPORATION
Condensed Balance Sheets
(Unaudited)
ASSETS	November 30, 2011	August 31, 2011
Current assets:
Cash and cash equivalents	$15,728,584	$17,135,968
Accounts receivable, net of allowance for doubtful accounts of $20,000	418,527	397,264
Related party trade accounts receivable	163,497	408,323
Inventories, net	2,463,269	2,406,214
Other current assets	97,824	121,148
Total current assets	18,871,701	20,468,917

Property and equipment, net	1,443,105	1,445,897
Patents, net	19,827	25,092

	$20,334,633	$21,939,906

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$171,412	$301,936
Accrued liabilities	265,934	332,004
Deferred revenue – current portion	79,319	42,214
Total current liabilities	516,665	676,154

Deferred revenue – net of current portion	144,724	192,158

Total liabilities	661,389	868,312

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 80,000,000 shares authorized, 29,686,154 shares issued	29,686	29,686
Additional paid-in capital	50,747,784	50,458,729
Treasury stock, 24,331 shares at cost	(234)	(234)
Accumulated deficit	(31,103,992)	(29,416,587)
Total stockholders’ equity	19,673,244	21,071,594

	$20,334,633	$21,939,906

BSD MEDICAL CORPORATION
Condensed Statements of Comprehensive Loss
(Unaudited)

	Three Months Ended November 30,
	2011	2010
Revenues:
Sales	$317,488	$454,929
Sales to related parties	300,860	10,456
Equipment rental	40,650	41,600

Total revenues	658,998	506,985

Cost of Revenues:
Cost of sales	154,492	344,083
Cost of related party sales	213,439	9,247
Cost of equipment rental	2,947	6,399

Total cost of revenues	370,878	359,729

Gross margin	288,120	147,256

Operating costs and expenses:
Research and development	536,735	77,296
Selling, general and administrative	1,454,835	1,023,931

Total operating costs and expenses	1,991,570	1,101,227

Loss from operations	(1,703,450)	(953,971)

Other income (expense):
Interest income	18,059	7,585
Other income (expense)	(2,014)	(915)

Total other income (expense)	16,045	6,670

Loss before income taxes	(1,687,405)	(947,301)

Income tax benefit	-	-

Net loss and comprehensive loss	$(1,687,405)	$(947,301)

Net loss per common share:
Basic	$(0.06)	$(0.04)
Diluted	$(0.06)	$(0.04)

Weighted average number of shares outstanding:
Basic	29,686,000	26,881,000
Diluted	29,686,000	26,881,000